Exhibit No. 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 (Registration No. 333-148309) of our report, dated April 15, 2008, relating to the consolidated financial statements of Visual Management Systems, Inc. and Subsidiaries for the years ended December 31, 2007 and 2006 to be filed with the Securities and Exchange Commission.

SOBEL & CO., LLC

Livingston, New Jersey
November 12, 2008